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EXHIBIT 3.13

CERTIFICATE OF INCORPORATION

OF

OptCare, Inc.

Under Section 402 of the
Business Corporation Law

*********************

CURATIVE HEALTH SERVICES, INC.
150 MOTOR PARKWAY
HAUPPAUGE, NEW YORK 11788

CERTIFICATE OF INCORPORATION

OF

OptCare, Inc.

UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW

        FIRST: The name of the corporation is: OptCare, Inc.

        SECOND: The purposes for which it is formed are: To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law provided that the corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body, without such consent or approval first being obtained.

        THIRD: The office of the corporation is to be located in the County of Suffolk, State of New York.

        FOURTH: The aggregate number of shares which the corporation shall have authority to issue is two hundred common with no par value.

        FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: c/o C T Corporation System, 111 Eighth Avenue, New York, New York 10011.

        SIXTH: The name and address of the registered agent which is to be the agent of the corporation upon whom process against it may be served, are C T CORPORATION SYSTEM, 111 Eighth Avenue, New York, New York 10011.

/s/ BELFRIEDA L. DAWSON

Belfrieda L. Dawson Incorporator 111 Eighth Avenue New York, NY 10011

CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION

OF

OPTCARE, INC.

Under Section 805 of the
Business Corporation Law

*********************

CURATIVE HEALTH SERVICES, INC.
150 MOTOR PARKWAY
NEW YORK, NEW YORK 11788

CERTIFICATE OF AMENDMENT OF THE

CERTIFICATE OF INCORPORATION OF

OPTCARE, INC.

Under Section 805 of the Business Corporation Law

  IT IS HEREBY CERTIFIED THAT:

        (1)   The name of the corporation is: OptCare, Inc.

        (2)   The Certificate of Incorporation was filed by the Department of State on the 4th day of October, 2002.

        (3)   Article First of the Certificate of Incorporation is hereby amended to effect the following change to the name of the corporation:

    FIRST: The name of the corporation is: Curative Health Services of New York, Inc.

        (4)   The foregoing amendment of the Certificate of Incorporation of the corporation was authorized by unanimous consent of the Board of Directors of the corporation and the vote of the holders of a majority of all of the outstanding shares of the corporation entitled to vote on said amendment to the Certificate of Incorporation.

        IN WITNESS WHEREOF, this certificate has been subscribed this 27th day of March, 2003 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

By:	/s/ THOMAS AXMACHER

Thomas Axmacher, Treasurer

CERTIFICATE OF AMENDMENT

OF

CURATIVE HEALTH SERVICES OF NEW YORK, INC.

Under Section 805 of the
Limited Liability Company Law

*********************

CURATIVE HEALTH SERVICES
150 MOTOR PARKWAY
HAUPPAUGE, NY 11788

CERTIFICATE OF AMENDMENT OF THE

CERTIFICATE OF INCORPORATION OF

CURATIVE HEALTH SERVICES OF NEW YORK, INC.

Under Section 805 of the Business Corporation Law

  IT IS HEREBY CERTIFIED THAT:

        (1)   The name of the corporation is:

          CURATIVE HEALTH SERVICES OF NEW YORK, INC.

        (2)   The corporation was formed under the name OptCare, Inc. by Certificate of Incorporation filed by the Department of State on the October 4th, 2002. The Certificate of Amendment of the Certificate of Incorporation changing the name of OptCare, Inc. to Curative Health Services of New York, Inc. was filed by the Department of State on March 27, 2003.

        (3)   The Certificate of Incorporation of this corporation is hereby amended to effect the following change to the purposes clause in Article SECOND:

          SECOND: the purposes for which it is formed are:

            (i)  to own and operate a home care services agency under Article 36 of the New York Public Health Law, provided however, that the corporation shall not engage in such act or activity without first obtaining the consent or approval of the New York State Department of Health; (ii) to operate pharmacies which engage in every phase and aspect of the business of rendering products and services to the public that licensed pharmacies are authorized to do in the State of New York, and to provide products and services to physicians, home care providers and patients; and (iii) to engage in any lawful activity for which corporations may be organized under the Business Corporation Law of the State of New York.

        (4)   The foregoing amendment of the Certificate of Incorporation of the corporation was authorized by unanimous consent of the Board of Directors of the corporation and the vote of the holders of a majority of all of the outstanding shares of the corporation entitled to vote on said amendment to the Certificate of Incorporation.

        IN WITNESS WHEREOF, this certificate has been subscribed this 6th day of October, 2003 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

By:	/s/ THOMAS AXMACHER

Thomas Axmacher, Treasurer

QuickLinks

CERTIFICATE OF INCORPORATION OF OptCare, Inc.
CERTIFICATE OF INCORPORATION OF OptCare, Inc. UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW
CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF OPTCARE, INC.
CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF OPTCARE, INC. Under Section 805 of the Business Corporation Law
CERTIFICATE OF AMENDMENT OF CURATIVE HEALTH SERVICES OF NEW YORK, INC.
CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF CURATIVE HEALTH SERVICES OF NEW YORK, INC.